Exhibit 5.1

Zysman, Aharoni, Gayer and
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109

September 13, 2012

Pluristem Therapeutics Inc.
Matam Advanced Technology Park
Building No. 20
Haifa 31905, Israel

Re: Sale of Shares and Warrants pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a shelf Registration Statement on Form S-3 (Registration No. 333-177009, the “Registration Statement”) and related prospectus supplement (the “Prospectus Supplement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale “off the shelf” of up to 9,200,000 shares of your common stock (the “Shares”) (including up to 1,800,000 Shares which the underwriters in the Offering (as defined herein) have the option to purchase) and warrants to purchase up to 3,220,000 shares of common stock (the “Warrants” and, together with the Shares, the “Securities”) (including up to 420,000 Warrants which the underwriters in the Offering have the option to purchase). You are a Nevada corporation and are referred to herein as the “Company.”

We are acting as counsel for the Company in connection with the registration and sale of the Securities (the “Offering”). We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). We do not purport to be experts on the laws of the State of Nevada, and with your permission our opinion is based upon such limited experience. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws. We express no opinion herein concerning any state securities or “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that: (i) when issued at the closing for the sale of the Securities against receipt of the purchase price therefor, the Shares and the Warrants will be validly issued, fully paid and nonassessable, (ii) the shares of common stock issued upon proper exercise of the Warrants and receipt of the exercise price therefor, will be validly issued, fully paid and nonassessable, and (iii) the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K of the Company being filed on the date hereof in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP Zysman, Aharoni, Gayer and Sullivan & Worcester LLP